                                                                    EXHIBIT 10.2


                            DALEEN TECHNOLOGIES, INC.

                        INDEPENDENT CONSULTANT AGREEMENT

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  CONSULTANT NAME AND ADDRESS:                         CONSULTANT PHONE:
   James Daleen                                          CONSULTANT FAX:
                                                     DTI CONTACT PERSON:

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THIS INDEPENDENT CONSULTANT AGREEMENT (the "Agreement") is made effective upon the termination of the Employment Agreement dated September 20, 2002 between James Daleen and Daleen Technologies, Inc. (the "Effective Date") by and between Daleen Technologies, Inc., a Delaware corporation located at 902 Clint Moore Road, Suite 230, Boca Raton, Florida 33487 ("DTI"), and the "Consultant" identified above. For purposes hereof, DTI and Consultant may collectively be referred to as the "Parties".

                             BACKGROUND INFORMATION

A. WHEREAS, DTI desires to contract for certain services as described on the attached Schedule A from Consultant pursuant to the terms and conditions of this Agreement; and

B. WHEREAS, Consultant desires to provide consulting services to DTI, upon the terms and subject to the conditions of this Agreement.

                                   PROVISIONS

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.       SERVICES, COMPENSATION, WARRANTY, REPRESENTATION.

1.1 Consultant agrees to provide those consulting services to DTI as set forth on the attached Schedule A (the "Services") and in accordance with the provisions of this Agreement.

1.2 DTI will pay Consultant $13,500 per month on the 1st day of each consecutive month during the term of this Agreement as set forth in
         Section 8.1.

1.3 DTI will pay those expenses of Consultant set forth on Schedule A which are incurred in connection with Consultant's delivery of Services hereunder, provided such expenses are approved in advance by DTI. Consultant shall submit monthly expense reports and deliver to DTI copies of all expense receipts. In addition, Consultant agrees to provide DTI with applicable tax forms upon DTI's request.

1.4 Consultant shall be eligible for the long term incentive compensation plan ("LTIP") as described in Schedule C to this Agreement. Consultant's interest in the LTIP shall be vested 25% at grant and the remaining 75% shall vest ratably on a monthly basis over a 3 year period and for six months after the greater of, the length of this Agreement or any similar agreement reached to extend the duration of the consulting period ("Extension"). Upon termination or expiration of this Agreement or any Extension, any LTIP interest vested in accordance with this Agreement shall, at the option of the Company, either be (i) cashed out by DTI based upon the value of DTI as of the date of termination as determined by independent appraisal or (ii) retained by the Consultant and paid out pursuant to the terms of the LTIP on the same basis as it would have been paid had the Consultant's Agreement or Extension not terminated. In the event (i) a Payout Event (as defined in the LTIP) occurs and (ii) this Agreement or an Extension is terminated or not extended in anticipation of or as a result of a Change of Control (as defined in the LTIP), then the Consultant's remaining unvested portion of the plan, if any, shall immediately vest in full. The Consultant's Participation Percentage (as defined in the LTIP) shall be 15%. Upon termination or expiration of this Agreement or any Extension, Consultant's stock options shall remain exercisable for one year from the termination or expiration date.

1.5 Consultant warrants that the Services to be provided under this Agreement shall be performed by consultant in a professional manner conforming to generally accepted industry standards and practices. Consultant represents and warrants to DTI that Consultant is fully empowered to enter and perform Consultant's obligations under this Agreement. Consultant further warrants that Consultant is under no restrictive covenants to any person or entity that will be violated by entering into and performing this Agreement. Consultant agrees that this Agreement constitutes the valid and legally binding obligation of Consultant enforceable in accordance with its terms.

2. STATUS OF CONSULTANT. In performing the Services, nothing in this Agreement shall be construed to create the relationship of employer-employee, principal-agent or master-servant, either expressed or implied. Further, the relationship between the Parties is that of contract, Consultant being an independent contractor, free from interference or control by DTI in the performance of Services, subject only to the terms of this Agreement. Neither DTI nor Consultant has the authority to bind or incur any obligation for the other, and each agrees that Consultant will not hold itself out to any third party as having, or act toward any third party in any manner which would suggest that they have, any such authority.

3. TAX AND INSURANCE. Consultant acknowledges that, as an independent contractor, Consultant is not covered by DTI's workers' or unemployment compensation insurance. Additionally, Consultant agrees that no withholding will be made by DTI for any Federal, state, local, Social Security, Medicare or other taxes (for any governmental or other agency) from any amounts paid to Consultant by DTI under this Agreement. Consultant further agrees to be solely and personally responsible for the payment of all such taxes from the compensation or other remuneration paid Consultant under this Agreement.

4.       DEFINITION OF CONFIDENTIAL INFORMATION.

4.1 For purposes of this Agreement, the term "Confidential Information" means all of the following materials and information (whether or not reduced to writing and whether or not patentable or protectible by copyright) which Consultant receives or receives access to in connection with its providing Services to DTI:

         (a) Any information related to the business, marketing, marketing programs, customer lists, leads, sales and financial information and strategies of DTI;

         (b) Computer software, copyrights, and related documentation, Developments (defined in Section 5), technical data, specifications, designs, concepts, discoveries, improvements, product plans, research and development, and all existing and future products and technology developed or derived therefrom;

         (c) Any information or materials received by DTI from a third party which DTI is under a covenant to maintain its confidentiality, provided DTI notifies Consultant of its obligation; and

         (d) Any other materials or information related to the business or activities of DTI which are not generally known to others engaged in similar businesses or activities.

4.2 Failure to mark any of the Confidential Information as proprietary or secret shall not affect its status as part of the Confidential Information under the terms of this Agreement.

5.       TREATMENT OF INFORMATION.

5.1 Consultant acknowledges that, as a result of its providing Services to DTI, Consultant will have access to and may be making use of, DTI's Confidential Information. Consultant also agrees that all software and related documentation of DTI is deemed a valuable trade secret of DTI. Consultant agrees that all of such Confidential Information:

         (a) Shall not be distributed, disclosed or disseminated in any way or form by Consultant to any third party except with the prior written permission of DTI;

         (b) Shall be treated by Consultant with the same degree of care to avoid disclosure to any third party as is used with respect to Consultant's own information of like importance which is to be kept secret, but no less than a reasonable amount of care under the circumstances; and

         (c) Shall not be used by Consultant for Consultant's own purposes except as otherwise expressly stated herein, without the express prior written permission of DTI.

5.2 Consultant agrees that all right, title and interest in any Confidential Information and any changes, modification, enhancements or derivative works therefrom shall be and remain the exclusive property of DTI. All notes, data, tapes, disks, reference items, memoranda, records, apparatus and other materials in any way relating to any of the Confidential Information or to DTI's business shall belong exclusively to DTI.

5.3 The Parties agree that all Services (and all resulting work products) performed hereunder shall be work-for-hire for the benefit of DTI. Consultant hereby grants, transfers and assigns to DTI all of Consultant's rights, title and interest, if any, in any and all Developments, including rights to translation and reproductions in all forms or formats and the copyrights and patent rights thereto, if any, and Consultant agrees that DTI may copyright said materials in DTI's name and secure renewal, reissues and extensions of such copyrights for such periods of time as the law may permit. "Developments" is defined as any idea, invention, process, design, concept, or useful article (whether the design is ornamental or otherwise), computer program, documentation, literary work, audiovisual work and any other work of authorship, hereafter expressed, made or conceived in the scope of Consultant's employment or engagement and solely or jointly by Consultant during Consultant's engagement whether or not subject to patent, copyright or other forms of protection and including trade secrets, know-how and software techniques. During and after the term of this Agreement, Consultant will do whatever is requested by DTI, at its expense, to transfer all Developments to DTI and to sign documents or otherwise assist in obtaining, confirming, and enforcing DTI's rights in the Developments.

5.4 Consultant acknowledges that the copyrights in Developments created by Consultant belong to DTI by operation of law, or may belong to a party engaged by DTI by operation of law pursuant to a works for hire contract between DTI and such contracted party. To the extent the copyrights in such works may not be owned by DTI or such contracted party by operation of law, Consultant hereby assigns to DTI or such contracted party, as the case may be, all copyrights (if any) Consultant may have in Developments.

5.5 Items not assigned by this Agreement must be listed and described on the attached Schedule of Separate Works attached hereto as Schedule B. Consultant agrees not to include any party of such items in the materials Consultant prepares for DTI unless and until such items are licensed or assigned to DTI under separate written agreement.

5.6 At all times hereafter, Consultant agrees promptly to disclose to DTI all Developments, to execute separate written assignments to DTI at DTI's request, and to assist DTI in obtaining patents or copyrights in the U.S. and in other countries, on any Developments assigned to DTI that DTI, in its sole discretion, seeks to patent or copyright. Consultant also agrees to sign all documents, and do all things necessary to obtain such patents or copyrights, to further assign them to DTI, and to reasonably protect them and DTI against infringement by other parties at DTI expense with DTI prior approval.

5.7 Consultant irrevocably appoints any DTI-selected designee to act, at all time hereafter, as his agent and attorney-in-fact to perform all reasonable acts to obtain patents and/or copyrights related to Developments as defined and required by this Agreement if Consultant
         (i) refuses to perform those acts or (ii) is unavailable, within the meaning of the United States Patent and Copyright laws. Consultant expressly intends it that the foregoing power of attorney be coupled with an interest.

5.8 Consultant shall keep complete, accurate, and authentic information and records on all Developments in the manner and form reasonably requested by DTI. Such information and records, and all copies thereof, shall be the property of DTI as to any Developments assigned to DTI. Consultant agrees to promptly surrender such information and records at the request of DTI as to any Developments.

5.9 Consultant shall not disclose to DTI, use in DTI's business, or cause DTI to use any information or material that is confidential to any third party unless DTI has a written agreement with the third party allowing DTI to receive and use the confidential information or materials. Consultant will not incorporate into Consultant's work any material that is subject to the copyrights of any third party unless DTI has the right to copy and incorporate such copyrighted material.

6.       NON-SOLICATION, PROTECTION OF TRADE SECRETS, CONFLICT OF INTEREST.

6.1 During the term of this Agreement, Consultant may learn Confidential Information essential to the business and competitive position of DTI, including, without limitation, customer information, business strategies, financial information, employee information, source and object codes, and other trade secrets that would unfairly disadvantage DTI were Consultant to use or disclose such information in business activities competitive with DTI. To protect DTI's Confidential Information and its relationships with its employees, Consultant will not, during the term of this Agreement and for one (1) year immediately following its termination (or expiration, if applicable), either as an individual on Consultant's own account or as a partner, employee, agent, Consultant, officer, director, stockholder, or otherwise:

         (a) Hire, solicit for hire, refer, or retain the services of any DTI employee for any matter whatsoever, directly or indirectly, during the period of time which said employee is employed by DTI and for six (6) months thereafter; or

         (b) Engage in, consult with, or accept employment from any business in current or prospective competition with DTI where such engagement, consultation, or employment is likely to require Consultant to use or disclose Confidential Information.

6.2 Consultant agrees to devote his primary efforts to the service of DTI and the promotion of DTI's interests to the extent of the time expectations in Schedule A. Consultant further agrees never to enter into any relationship, and to immediately sever any existing relationship, whether such relationship is one for monetary gain, or not, that compromises Consultant's ability to act in the best interests of DTI, or detracts from Consultant's ability to perform Consultant's responsibilities and obligations.

7.       REASONABLENESS OF RESTRICTIVE COVENANTS AND SEVERABILITY.

7.1 Consultant has carefully read and considered the provisions of Sections 5 and 6 of this Agreement, and having done so, agrees that the restrictions in such sections are fair and reasonable and are reasonably required for the protection of the interests of DTI.

7.2 The provisions of this Agreement are severable, and if any one or more provisions is prohibited or otherwise unenforceable, in whole or in part, in any jurisdiction, the remaining provisions of this Agreement, including the remaining portion of any partially unenforceable provision, shall be binding and enforceable to the extent enforceable in such jurisdiction, and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provisions) in any other jurisdiction.

8.       TERM AND TERMINATION OF THE AGREEMENT.

8.1 The term of this Agreement shall commence as of the Effective Date and shall remain in effect for a period of six (6) months. In the event of a breach of this Agreement by either Party which is not cured within fifteen (15) days of its receipt of written notice thereof, this Agreement may be immediately terminated.

8.2 In the event of the termination or expiration of this Agreement, the following provisions shall apply:

         (a) Unless otherwise agreed upon in writing by the Parties, Consultant shall cease performing Services and shall submit an invoice for any expenses which may be due Consultant under this Agreement as of the date of termination;

         (b) Consultant shall deliver to DTI all Confidential Information and materials and all records pertaining to DTI's business operations and related to any work performed for DTI, all DTI property, and any and all third party property, including those materials referred to in Sections 4 and 5 of this Agreement and any documents or media containing the names, addresses, and other information with regard to customers or potential customers of DTI, together with all copies thereof and all notebooks, notes, reports and any other materials on electronic or printed media, in Consultant's possession or under Consultant's control and to certify in writing to DTI that all of such materials have so been returned; and

         (c) The Parties agree to cooperate fully and to provide promptly all information necessary or useful relating hereto.

8.3 The duties and obligation of Sections 3, 4, 5, 6, 7, 8 and 9 of this Agreement shall survive the termination of this Agreement. Consultant will indemnify DTI for damages, liabilities and costs associated with Consultant's breach of any of the provisions of this Agreement or the intentional acts of Consultant.

9.       MISCELLANEOUS.

9.1 All communications between the Parties with respect to any of the provisions of this Agreement shall be in writing, and shall be sent by personal delivery or by airmail, facsimile transmission or other commercial means of rapid delivery, postage or costs of transmission and delivery prepaid, to Consultant as set forth in the preamble of this Agreement, or to DTI (attention DTI Contact Person with a copy to Legal Department), until such time as either Party provides the other not less than ten (10) days' prior written notice of a change of address in accordance with these provisions.

9.2 This Agreement is based on the services of Consultant. No Services or rights or obligations associated therewith may be assigned or transferred by Consultant without the prior written consent of DTI. Any attempt by Consultant to assign or transfer any of the rights, duties, or obligations of this Agreement without DTI's written consent is void.

9.3 Consultant understands and agrees that DTI may suffer irreparable harm in the event that Consultant breaches any of Consultant's obligations under this Agreement. Accordingly, Consultant agrees that, in the event of said breach, DTI, in addition to any other rights, remedies or damages available to it at law or in equity, DTI may be entitled to a temporary restraining order, preliminary injunction and permanent injunction in order to prevent or to restrain any such breach by Consultant.

9.4 Consultant represents that Consultant's performance of all the terms of this Agreement and any Services to be rendered as an independent contractor of DTI do not and shall not breach any fiduciary or other duty or any covenant, agreement or understanding (including, without limitation, any agreement relating to any proprietary information, knowledge or data acquired by Consultant in confidence, trust or otherwise prior to its performing consulting services for DTI) to which Consultant is a party or by the terms of which Consultant may be bound. Consultant covenants and agrees that Consultant shall not disclose to DTI, or induce DTI to use, any such proprietary information, knowledge or data belonging to any previous employer, contractor or others. Consultant further covenants and agrees not to enter into any agreement or understanding, either written or oral, in conflict with the provisions of this Agreement.

9.5 This Agreement shall be interpreted and enforced in accordance with the laws of the State of Florida. Each of the parties submits to the jurisdiction of any state or federal court sitting in Palm Beach County, Florida, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined by any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Consultant agrees and consents to venue in Palm Beach County, Florida and to the in personam jurisdiction of the aforementioned courts.



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9.6      This Agreement and the agreements referenced herein represent the sole and entire agreement between the parties and supersedes any and all prior agreements, negotiations, and discussions between the parties or their respective counsel with respect to the subject matters covered in this Agreement. The Parties acknowledge that each Party may have additional rights and obligations as set forth in the Amended and Restated Employment Agreement dated September 27, 2002. This Agreement may be modified only by a writing signed by both parties.

9.7 If either party initiates proceedings for the other's breach of this Agreement, the prevailing party shall recover attorneys' fees and costs, including such fees and costs on any enforcement or appeal proceedings.

9.8 This Agreement may be executed in two counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same document.

9.9 The term "DTI" refers to Daleen Technologies, Inc., a Delaware corporation, any or all current or former affiliated corporations, parent corporations, partnerships, divisions, related companies and subsidiaries.

9.10 The term "Consultant" refers to the Consultant named above, the Consultant's heirs, executors, guardians, administrators, successors, and assigns, and each of them, jointly and severally.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date set forth below.

CONSULTANT:                                          DALEEN TECHNOLOGIES, INC.:


Sign /s/ James Daleen                             BY: /s/ Jeanne Prayther
     --------------------------------                 -------------------------

Print: James Daleen                               NAME: Jeanne Prayther
     --------------------------------                   ------------------------

Date: October 11, 2002                            TITLE: Chief Financial Officer
      -------------------------------                    -----------------------

                                                  DATE: October 11, 2002
                                                        ------------------------



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



                        INDEPENDENT CONSULTANT AGREEMENT

                                   SCHEDULE A


-----------------------------------------------------------------------------------------------------------------
                                                 -  Post closing transition support as needed
    DESCRIPTION OF SERVICES:                     -  Support of aggregation strategy as needed
                                                 -  Promote the companies attributes to institutional money managers and industry analysts as needed
                                                 -  Other responsibilities as defined by the BOD or agreed to between the CEO and Consultant
-----------------------------------------------------------------------------------------------------------------
                                                 -  2 weeks per month (10 business days) for the term of the
    ESTIMATED TIME COMMITMENT:                      Agreement (6 months)
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                                                 -  $13,500 per month
    RATES/FEES:
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                                                 -  All reasonable business and travel expenses in the support
    EXPENSES:                                       of the Agreement, including travel to the Company's office in
                                                    Boca Raton when needed
-----------------------------------------------------------------------------------------------------------------



    Consultant Signature:                                          Daleen Technologies, Inc.

      /s/ James Daleen                                             /s/ Jeanne Prayther
    --------------------------------                               -----------------------------
                                                                   By: Jeanne Prayther
                                                                       -------------------------
    Date: October 11, 2002                                         Its: Chief Financial Officer
          --------------------------                                    ------------------------
                                                                   Date: October 11, 2002
                                                                         -----------------------



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



                                   SCHEDULE B

                           SCHEDULE OF SEPARATE WORKS


         The following are works that are not assigned by the INDEPENDENT CONSULTANT AGREEMENT, in which Consultant has any right, title or interest, and which were conceived or written either wholly or in part by Consultant, prior to or outside the scope of Consultant's engagement by DTI.

DESCRIPTION:  (If none, enter the word "None")

         None.



Indicate any item listed above that has been published, registered as a copyright, or is or has been the subject of a patent application:





Indicate the name of such organization or third party that also has rights in any of the listed items (such as former employers, partners, etc.):




The foregoing is complete and accurate to the best of Consultant's knowledge.



Consultant's Signature:    /s/ James Daleen              Date: October 11, 2002
                           --------------------------          ----------------



Consultant's Printed Name: James Daleen

                                  SCHEDULE C

                            DALEEN TECHNOLOGIES, INC.
                      LONG-TERM INCENTIVE COMPENSATION PLAN

                                    ARTICLE I

                           PURPOSE AND EFFECTIVE DATE

         1.01 Purpose. The purpose of the Daleen Technologies, Inc. Long-Term Incentive Compensation Plan is to attract and retain Employees and provide appropriate incentive to other eligible Participants by providing Participants with a long-term opportunity to share in the appreciation of the Company's value.

         1.02 Effective Date. This Plan shall become effective as of the Closing Date as defined in the Asset Purchase Agreement among the Company, Daleen Solutions, Inc. and Abiliti Solutions, Inc., dated October 7, 2002.

                                   ARTICLE II

                                   DEFINITIONS

         2.01 Definitions. For purposes of this Plan, the following terms shall have the following meanings:

                  (a) "Board" shall mean the board of directors of the Company. The Compensation Committee of the Board may exercise any authority reserved to the Board under this Plan.

                  (b) "Common Stock" shall mean the Common Stock of the Company.

                  (c) "Company" shall mean Daleen Technologies, Inc., a Delaware corporation.

                  (d)      "Employee" shall mean an employee of the Company.

                  (e) "Enterprise Value" shall mean for purposes of the calculation of the Payout Equity Pool, (i) in the case of a sale of 100% of the common stock, preferred stock and other equity securities of the Company, the then fair market value of the securities or other consideration paid for such equity securities and (ii) in the case of any other transaction, the implied pre-tax value of the equity of the Company in such transaction. In each case, the fair market value of securities or other consideration or assets or implied value of the equity of the Company shall be determined in good faith by the Board without applying any discounts or premiums and without regard to the amounts payable under this Plan.

                  (f) "Options" shall mean (i) the vested portion of any stock options to acquire Common Stock or other capital securities of the Company granted to each Participant as of or prior to the Effective Date and held by such Participant at the time of a Payout Event, (ii) the vested portion of any stock options to acquire Common Stock or other capital securities of the Company granted to each Participant after the Effective Date and held by such Participant at the time of a Payout Event and which the Board has designated at grant to be "Options" for purposes of the Plan, and (iii) all such stock options described in (i) and (ii) above that would have been so held but for a prior exercise of such stock option by or on behalf of the Participant.

                  (g) "Option Shares" shall mean the shares of Common Stock or other capital securities of the Company underlying a Participant's Options.

                  (h) "Option Value" shall mean, for any Participant, the excess of (i) the aggregate value of all of that Participant's Option Shares at the time of a Payout Event based upon the value attributable to the Common Stock in connection with such Payout Event over (ii) the aggregate exercise price of such Participant's Options.

                  (i) "Participant" shall mean, with respect to the Payout Equity Pool, any Employee of the Company, individual, or specified entity who is eligible to participate in such Payout Equity Pool, as provided in Section 3.01.

                  (j) "Participation Percentage" shall mean, with respect to a Participant's participation in the Payout Equity Pool, the percentage assigned by the Board. The Participation Percentage assigned to a Participant shall be communicated to the Participant in writing.

                  (k) "Payout Equity Pool" shall mean, with respect to a Payout Event, the sum of (i) 15% of the excess of (A) the amount of the Enterprise Value not exceeding $100,000,000 over (B) $20,000,000, and
         (ii) 10% of the amount by which the Enterprise Value exceeds $100,000,000. The Payout Equity Pool is notional only; no segregation of securities or other assets is intended or required.

                  (l) "Payout Event" shall mean any (i) liquidation, dissolution or winding up of the Company; (ii) a sale of all or substantially all of the assets of the Company to a third party; (iii) a merger or consolidation of the Company with or into another entity pursuant to which (a) the capital stock of the Company outstanding immediately prior to the merger or consolidation is converted into or exchanged for securities of another entity or cash or property and (b) the stockholders of the Company immediately prior to the merger or consolidation own less than 50% of the combined voting stock of the surviving company (or the parent of the surviving company) in the merger or consolidation.; or (iv) a sale or other disposition in one transaction or series of transactions, regardless of the form of the transaction or of the form of consideration received, of 60% or more (based on voting control) of the capital stock of the Company to a single person or group (within the meaning of Rule 13d-5(b)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

                  (m) "Plan" shall mean the Daleen Technologies, Inc. Long-Term Incentive Compensation Plan, as the same may be amended from time to time.

                  (n) "Unallocated Equity Pool" shall mean that percentage of the Payout Equity Pool that is not allocated to a specific Participant at the time of a Payout Event.

                                   ARTICLE III

                            OPERATION OF THE PROGRAM

         3.01 Eligibility. The initial Participants shall be those Employees, individuals or others as set forth in Exhibit A attached to this Plan. Prior to a Payout Event, additional Participants may be designated by the Board. The Unallocated Equity Pool, including any portion of the Payout Equity Pool forfeited or otherwise terminated in accordance with Section 3.04 hereof, will be distributed as determined by the Board; provided, however, that the Board shall not be required to distribute any of the Unallocated Equity Pool. The Board may, at the time of grant of a Plan interest to a Participant, establish vesting, forfeiture and other terms and conditions applicable to such grant.

         3.02     Distribution of the Payout Equity Pool

                  (a) As soon as practicable after the occurrence of a Payout Event, the Board shall determine and approve the Payout Equity Pool as of the date of the Payout Event.

                  (b) As soon as practicable after the Board approves the calculation of the Payout Equity Pool, the Company shall pay to each Participant an amount equal to (i) the Payout Equity Pool multiplied by
         (ii) that Participant's Participation Percentage, reduced by (iii) that Participant's Option Value.

                  (c) Payment of the amounts described in (b) above may be made in cash or in the same consideration as is paid to the Company's stockholders in connection with the Payout Event. Such determination shall be made by the Board. If some or all of such payment is paid in property other than cash, the value of the portion of such distribution or consideration not paid in cash shall be the


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
         fair market value of such property as determined in good faith by the Board of Directors of the Company. In the event that all or any portion of payments made to Participants consists of consideration other than cash or immediately tradable securities, the Company shall use reasonable best efforts to make appropriate arrangements to ensure that Participants have sufficient cash as part of the payout under the Plan to pay taxes incurred with respect to such payments, or, if sufficient cash is not available for distribution as part of the payout, the Company shall use reasonable best efforts to distribute as part of the payout publicly traded stock that has been registered under the Securities Act of 1933, as amended, sufficient to pay such taxes.

         3.03 Payments to Former Employees. If, at the time a payment is to be made pursuant to Section 3.02 above, a Participant is no longer employed by the Company, the Board shall determine, in its sole discretion, whether and under what conditions payment shall be made to such former Employee; provided, however, that the Board shall be entitled to make such determination at any time prior to such payment; and provided, further, that if the Participant is a party to an employment agreement with the Company, payment to such Participant shall be made in accordance with the terms of such agreement.

         3.04 Certain Adjustments. In the event of any acquisition, stock issuance, reorganization, merger, consolidation or similar transaction involving the Company, other than a Payout Event, that would have the effect of diluting the percentage equity ownership (in the Company or its successor) of the Company's then existing stockholders, or enlarging the rights of Participants hereunder, the Board may make equitable and reasonable adjustments to the Participation Percentages of Participants and/or the method of calculating the Payout Equity Pool (including changes in the percentages set forth in Section 2.01(k)(i) and (ii)) in order to adjust the Payout Equity Pool to reflect approximately the same level of dilution to the Payout Equity Pool as the dilution of the Company's capital stock resulting from said transaction.

                                   ARTICLE IV

                      AMENDMENT, TERMINATION AND CONVERSION

         4.01 Amendment and Termination. The Board may, in its sole and complete discretion, amend or terminate this Plan at any time and for any reason that the Board deems necessary or appropriate. The termination or amendment of the Plan shall not adversely affect any Participant's rights previously granted under the Plan unless approved by Participants holding in the aggregate more than one-half of the total Participation Percentages then outstanding. This Plan shall terminate upon the payment of all amounts payable following Payout Event.

         4.02 Plan Conversion. At any time after the adoption of this Plan, the Board may elect to replace this Plan in its entirety by a new equity-based compensation plan; provided, however, that any such new plan shall be substantially equivalent to or more favorable than this Plan for Participants from a financial and tax standpoint.

                                    ARTICLE V

                                  MISCELLANEOUS

         5.01 Governing Law and Venue. All rights under this Plan shall be governed and construed in accordance with the laws of the State of Florida. The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Boca Raton, Florida, therefore, each of the parties irrevocably and unconditionally
(a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement must be brought in Boca Raton, Florida; (b) consents to the jurisdiction of such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such manner as may be provided under applicable laws or court rules in the State of Florida.


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
         5.02 Funding. All cash payments under the Plan will be made from the general assets of the Company. Any shares issued in payment of the Company's obligations under this Plan may be newly-issued shares or treasury shares. No portion of the assets of the Company will be segregated or separately identifiable as a source of payment under the Plan.

         5.03 Withholding Taxes. The Company shall withhold from any payment to be made to a Participant under the terms of the Plan an amount sufficient to satisfy the Company's withholding obligation under any federal, state or local withholding tax requirement applicable to such payment and shall promptly remit the withheld amount to the appropriate taxing bodies.

         5.04 Employment Rights. Nothing in this Plan shall confer upon any Employee the right to continue in the employment of the Company or any affiliate of the Company or affect any right which the Company or any affiliate of the Company may have to terminate the employment of such Participant.

         5.05 Successors. This Plan shall bind any corporation or unincorporated entity or group of corporations or unincorporated entities which acquires ownership, directly or indirectly, of all or substantially all of the assets of the Company. In the case of any transaction in which a such a successor would not by the foregoing provision or by operation of law be bound by the Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company's obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

         5.06 Captions. The captions of Articles and Sections of this Plan are for the convenience of reference only and shall not control or affect the meaning or construction of any of its provisions.


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